Exhibit 99.1

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 1

FOR RELEASE AT 4:30 p.m. EDT (New York) ON MARCH 31, 2011

China Power Equipment, Inc. Reports Higher Revenues and Net Income

Outlook Brightened by China’s Recently Boosted Energy Policy

XI'AN, China, March 31, 2011 /PRNewswire-Asia-FirstCall/ -- China Power Equipment, Inc. ("China Power,” “China Power Equipment,” or the “Company,” OTCBB: CPQQ), the designer, manufacturer, and distributor of a new generation of energy saving electric transformers and transformer cores in the People's Republic of China, today reported higher revenues and net income for the year ended December 31, 2010.

Year 2010 highlights

•	Net revenues increased 24.3% to $29.7 million in 2010 from $23.9 million in 2009.

•	Gross profit increased 36.7% to $7.8 million in 2010 from $5.7 million in 2009.

•	Net income increased 30.2% to $5.5 million in 2010 from $4.2 million in 2009.

•	Net income applicable to common shares was $5.5 million in 2010 compared with a loss of $4.8 million in 2009 that was due to a deemed dividend from beneficial conversion feature of preferred shares.

•	Basic earnings per share increased 196.9% to $0.31 per share in 2010 from a loss of $0.32 per share in 2009 on 19.4% higher weighted average basic shares outstanding in 2010 than in 2009.

•	Diluted earnings per share increased 178.1% to $ 0.25 per share in 2010 from a loss of $0.32 per share in 2009 on 48.5% higher weighted average diluted shares outstanding in 2010 than in 2009.

•	Earnings conference call and webcast will be held on April 1, 2011 at 8:00 a.m. EDT (New York).

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 2

Chairman’s comments

Mr. Yong Xing Song, Chairman of the Board of China Power Equipment, said, “Our work in the fourth quarter and the year 2010 resulted in very good increases in operating results and financial performance for China Power Equipment.

“During the year, in operations, we added two independent directors and established Board’s audit committee.

“We tripled our capacity for cores by opening our new plant. We also moved most of our equipment from our first factory to the new plant. That expansion increased our ability to qualify for and win much larger orders for cores. It also greatly improved our ability to fill orders quickly.

“We carried out the testing of amorphous alloy strip made by a Chinese technology company and found that it was good for several core models.

“We were granted three new patents in China, and we completed the planning for our new production line for amorphous alloy transformers.

“With those efforts, we believe we can benefit even more from the Chinese government’s new plan in November last year to boost the country’s energy efficiency.

“Our financial year 2010 was also very good. Our higher net revenues, up 24.3%, came mainly from higher tonnage of amorphous alloy cores and high-capacity transformers sold, with somewhat lower pricing for cores, because we passed along most of our raw material cost reductions to our customers.”

In cost of goods sold, Hitachi Metals, the world’s largest producer and China Power’s main supplier of amorphous alloy strip, reduced prices in 2010 to encourage more rapid adoption of high-performance amorphous alloy transformers, which will help improve energy efficiency and speed their use in China and other parts of the world. China Power passed most of the cost reductions on to its customers. As a result, the average price per metric ton for its amorphous alloy cores was 10.9% lower in 2010 than in 2009.

In July 2010, the Company increased its capacity for transformer cores to 6,500 metric tons from 1,500 tons in 2009, up 333.3%. Higher tonnage produced in the second half of 2010 and reductions in the prices of raw materials were the primary reasons for its higher gross profit margin of 26.3% in 2010 from 23.9% in 2009. Gross profit margin is defined as gross profit as a percent of net revenues.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 3

Net income increased 30.2% to $5.5 million in 2010 from $4.2 million in 2009 mainly due to higher gross profits and good control of higher expenses that were consistent with its growth, partly offset by higher taxes.

Basic earnings per share increased 196.9% to $0.31 in 2010 from a loss of $0.32 in 2009, with weighted average basic shares outstanding 19.4% higher in 2010 than in 2009. Diluted earnings per share increased 178.1% to $0.25 per share in 2010 from a loss of $0.32 per share in 2009 with weighted average diluted shares outstanding 48.5% higher in 2010 than in 2009. The loss in 2009 was created by a deemed dividend from the beneficial conversion feature of preferred stock.

China Power’s amorphous alloy cores in 2010 increased 26.2% in revenues and 41.6% in gross profit from 2009. Amorphous alloy transformers in 2010 increased 21.6% in revenues and 26.2% in gross profit from 2009. The Company had no revenues from silicon steel cores and transformers in 2010 because it discontinued that product line to focus on amorphous alloy cores and transformers.

Mr. Song continued, “Our growth outlook was further boosted when China’s National Development and Reform Commission and government officials announced “guidance for demand side management” in November 2010 to accelerate the adoption of products and technologies that should dramatically improve the electricity grid’s energy efficiency, reduce emissions, and increase the availability of electricity.

“Effective January 1, 2011, China’s guidance establishes government specific energy-saving targets for electric grid companies and specifically encourages them to install energy-saving transformers. Supporting the policy guidance, the Chinese government is now providing a series of financial incentives, including surcharges on users, to encourage electric grid companies to adopt new methods to improve energy efficiency.

“We expect this new emphasis to further strengthen the robust growth trend we already expect for energy-efficient amorphous alloy electric transformers, and of course the cores that go in them.

“Although energy efficient transformers like ours are already encouraged in China’s energy policy and plans, the boost from this new emphasis should accelerate demand even more. We believe the expected strong upward trend in demand is very likely to continue for several years, assuming that China’s energy and industrial policies continue to be favorable toward products like ours.

“With the cash flow from our expanded production of cores, good future operating leverage in transformer cores, completion of our new transformer production line in 2011 and subsequent expected orders, and China’s further push to improve energy efficiency sooner, we believe our future continues to look very bright.”

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 4

Revenues

Audited	Year Ended December 31,				%
	2010		2009		change
	Revenues	%	Revenues	%
Amorphous Alloy Cores	$20,463,541	69.0%	$16,209,389	67.9%	26.2%
Amorphous Alloy Transformers	9,194,305	31.0%	7,558,544	31.7%	21.6%
Traditional Steel Silicon Cores & Transformers	-	0.0%	98,306	0.4%	-100.0%
Total	$29,657,846	100.0%	$23,866,239	100.0%	24.3%

Net revenues increased $5,791,607 or 24.3% in 2010 from 2009 primarily due to higher tonnage of amorphous alloy cores and amorphous alloy transformers sold, offset in part by lower average selling prices for amorphous alloy cores. To help fill customers’ orders, the Company subcontracted the manufacturing of some cores and transformers to other companies in the first half of 2010 before its new plant began production in July 2010. The revenues from traditional silicon steel cores and transformers were zero in 2010 because the Company has focused on amorphous alloy cores and transformers as its major products and has exited all manufacturing, marketing, and distribution of steel cores and transformers.

In 2010, the average sales price per metric ton of amorphous alloy cores was 10.9% lower than in 2009. The lower average price of amorphous alloy cores per ton was the result of lower prices for amorphous alloy strip, the primary raw material used to make amorphous alloy cores.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 5

The average sales price per metric ton for amorphous alloy transformers was 33.5% higher in 2010 than in 2009 primarily due to more expensive high capacity transformers that were sold in our transformer product mix.

Cost of goods sold

	Year Ended December 31,				%
	2010		2009		change
	COGS	%	COGS	%
Amorphous Alloy Cores	$14,885,277	68.1%	$12,269,445	67.5%	21.3%
Amorphous Alloy Transformers	6,983,619	31.9%	5,806,964	32.0%	20.3%
Traditional Steel Silicon Cores & Transformers	-	0.0%	91,359	0.5%	-100.0%
Total	$21,868,896	100.0%	$18,167,768	100.0%	20.4%

Cost of goods sold increased $3,701,128 or 20.4% in 2010 from 2009 primarily due to higher tonnage of amorphous alloy cores and more high-capacity amorphous alloy transformers sold.

The increases in cost of goods sold were partly offset by lower prices for the primary raw material, amorphous alloy strip. In 2010, the average price per ton of amorphous alloy strip decreased 15.4% from 2009. The world’s main supplier of amorphous alloy strip has been setting its price for amorphous alloy strip lower to promote sales of amorphous alloy transformers at more affordable prices.

Gross profit and gross profit margin

	Year Ended December 31,				%
	2010		2009		change
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Amorphous Alloy Cores	$5,578,264	27.3%	$3,939,944	24.3%	41.6%
Amorphous Alloy Transformers	2,210,686	24.0%	1,751,580	23.2%	26.2%
Traditional Steel Silicon Cores & Transformers	-	n.a.	6,947	7.1%	-100.0%
Total	$7,788,950	26.3%	$5,698,471	23.9%	36.7%

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 6

Gross profit increased $2,090,479 or 36.7% in 2010 from 2009 primarily due to higher revenues of amorphous alloy cores and transformers.

The gross profit margin (gross profit as a percent of total revenues) increased to 26.3% in 2010 from 23.9% in 2009 primarily due to the lower prices for amorphous alloy strip in 2010 than in 2009.

Selling, general, and administration expenses

	Year Ended December 31,
	2010	2009	% change
Selling, general, and administrative expenses	$1,371,183	$1,196,629	14.6%
% of Revenues	4.6%	5.0%

Selling, general, and administrative expenses increased $174,554 or 14.6% in 2010 from 2009 mainly due to an increase in shipping expenses of $116,363 resulting from higher revenues, an increase in administrative employee expenses of $60,677, an increase in stock-based compensation of $52,078, and an increase in depreciation and amortization of $56,675 as a result of the additions to plant and equipment, partly offset by lower professional fees and recovery in bad debt.

Selling, general, and administrative expenses as a percent of revenue decreased in 2010 because most of the general and administrative expenses are fixed and do not increase in proportion to increases in revenues.

Gain on investment

	Year Ended December 31,
	2010	2009	% change
Gain on investment	$94,274	$89,755	5.0%

Gain on investment in 2010 increased $4,519 or 5.0% from 2009 primarily due to higher earnings from a 20% equity method investment. The Company invested $165,377 (using the exchange rate of RMB 6.591 to $1.00 as of December 31, 2010) or RMB 1,090,000 in Shaanxi Yan An Amorphous Alloy Transformer Co., Ltd. (“Yan An”) for 20% of its ownership in 2005. The Company recorded this investment using the equity method because of its significant influence on the entity. At December 31, 2010, it sold the shares of Yan An back to Xi'an Amorphous Alloy Science And Technology Co., Ltd. (Alloy Science) from whom the Company purchased the shares of Yan An in 2005, for its carrying balance of $329,466. The Company sold its investment in Yan An's shares to avoid any potential for conflicts of interest in bidding for new work, as both companies produce and sell alloy transformers.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 7

Income taxes

	Year Ended December 31,
	2010	2009
Income taxes	$1,107,393	$763,455
Effective tax rate	16.8%	15.3%

Income taxes in 2010 increased in 2010 from 2009 mainly due to the higher net income before income taxes that resulted from higher revenues. The Company’s Chinese operating company, Zhongxi, is subject to a 25% standard enterprise income tax in China. However, due to Zhongxi’s high-tech enterprise status, the National Tax Bureau in Xi’an High-Tech Development Zone granted Zhongxi tax exemptions for the years ended December 31, 2005 and 2004, and a reduced tax rate of 15% for as long as Zhongxi meets the high-tech enterprise qualification.

Net income and earnings per share

Net income increased $1,276,145 or 30.2% to $5,496,145 in 2010 from $4,220,000 in 2009. The increase in net income was mainly due to higher revenues and lower raw material prices that were partly offset by higher selling, general, and administrative expenses, impairment loss on equipment, and higher income taxes.

Net income (loss) applicable to common shareholders increased 213.9% to $5,496,145 in 2010 from a loss of $4,825,005 in 2009. The loss resulted from a deemed dividend from the beneficial conversion feature of preferred stock.

Basic earnings per share increased 196.9% to $0.31 per share in 2010 from a loss per share of $0.32 in 2009 on weighted average basic shares outstanding that were 19.4% higher in 2010 than in 2009.

Diluted earnings per share increased 178.1% to $ 0.25 per share in 2010 from a loss per share of $0.32 in 2009 on weighted average diluted shares outstanding that were 48.5% higher in 2010 than in 2009.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 8

Liquidity and capital resources

The Company has funded its operations and capital expenditures using cash generated from operations and funds raised from issuing convertible preferred stock. It will continue its investment in the development and enhancement of the production facilities for amorphous alloy cores and transformers. Cash generated from operations and funds raised from issuing convertible preferred stock will be used to fulfill such commitments.

China Power Equipment believes its existing cash will be sufficient to maintain its operations at the present level for at least the next 12 months.

The following table summarizes our liquidity and capital resources on December 31, 2010 and 2009.

	As of December 31, 2010	As of December 31, 2009
Cash	$17,932,447	$8,883,188
Working capital	$18,544,621	$9,793,699
Stockholders' equity	$27,865,352	$17,141,382

Working capital is defined as current assets minus current liabilities.

The following table summarizes the changes in the sources and uses of cash in 2010 and 2009.

	Year Ended December 31,
	2010	2009
Net cash provided by operating activities	$6,719,135	$5,380,655
Net cash (used in) investing activities	(2,475,520)	(2,509,214)
Net cash provided by financing activities	4,454,702	4,937,502
Effect of exchange rate changes on cash	350,942	3,207
Net increase in cash	$9,049,259	$7,812,150

Net cash provided by operating activities in 2010 was $6,719,135 and came mainly from net income of $5,496,145 and a change in accounts payable of $546,782.

Net cash used in investing activities in 2010 was $2,475,520 and was mainly used for increases in property, plant, and equipment.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 9

Net cash provided by financing activities in 2010 was $4,454,702 and came mainly from the exercise of outstanding warrants originally issued with the Company’s Series A convertible preferred stock.

Financial statements follow.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 10

China Power Equipment, Inc.
Consolidated Statements of Income

	Year Ended December 31,
	2010	2009
Revenue, net	$29,657,846	$23,866,239
Cost of goods sold	(21,868,896)	(18,167,768)
Gross profit	7,788,950	5,698,471
Operating expenses:
Selling, general and administrative expenses	1,371,183	1,196,629
Impairment loss on equipment	161,597	-
Total operating expenses	1,532,780	1,196,629
Net income from operations	6,256,170	4,501,842

Other income (expenses)
Gain on investment	94,274	89,755
Other income	193,188	393,224
Other expenses	(95)	-
Interest income	65,918	12,902
Interest expense	(5,917)	(14,268)
Total other income	347,368	481,613
Net income before income taxes	6,603,538	4,983,455
Income taxes	1,107,393	763,455
Net income	$5,496,145	$4,220,000

Deemed dividend from beneficial conversion feature of preferred stock	-	(9,045,005)
Net income (loss) applicable to common shareholders	$5,496,145	$(4,825,005)

Earnings (loss) per share - basic	$0.31	$(0.32)
Earnings (loss) per share - diluted	$0.25	$(0.32)

Weighted average common shares outstanding:
Basic	17,804,357	14,908,313
Diluted	22,135,123	14,908,313
The accompanying notes are an integral part of these financial statements.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 11

China Power Equipment, Inc.
Consolidated Balance Sheets

	As of December 31,
	2010	2009
Assets
Current Assets
Cash	$17,932,447	$8,883,188
Accounts receivable, net	1,552,298	1,949,818
Inventory (Note 3)	645,777	363,312
Prepaid expenses and other receivables	402,637	221,670
Related party receivable (Note 14)	329,466	-
Total Current Assets	20,862,625	11,417,988

Property, plant, and equipment, net (Note 4)	7,110,549	4,593,068
Intangible assets, net (Note 5)	348,483	391,513
Long-term investment (Note 6)	-	282,897
Deposit on contract rights (Note 7)	1,365,498	1,316,328
Deposit for purchase of equipment	503,565	767,858
Prepaid capital lease (Note 9)	109,939	111,482
Total Assets	$30,300,659	$18,881,134

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 12

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,130,368	$549,065
Other payables and advance from customers	740,927	648,814
Lease payable - current portion (Note 9)	2,473	2,156
Short-term loan (Note 8)	60,689	58,503
Income taxes payable (Note 13)	383,547	365,751
Total Current Liabilities	2,318,004	1,624,289
Long-term Liabilities
Lease payable - non current portion (Note 9)	117,303	115,463
Total Long-term Liabilities	117,303	115,463
Total Liabilities	2,435,307	1,739,752
Stockholders' Equity
Series B convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, 4,149,667 and 4,166,667 shares issued and outstanding at
December 31, 2010 and 2009, respectively (Note 10)	4,150	4,167
Undesignated preferred stock, $0.001 par value, 5,000,000 shares	-	-
authorized, none issued and outstanding
Common stock: par value $0.001 per share, 100,000,000 shares authorized;
19,382,013 and 14,908,313 shares issued and outstanding at December
31, 2010 and 2009, respectively (Note 10)	19,382	14,908
Additional paid-in capital	25,712,227	21,182,026
Statutory surplus reserve fund (Note 12)	1,232,532	642,819
Accumulated deficit	(821,698)	(5,728,130)
Accumulated other comprehensive income	1,718,759	1,025,592
Total stockholders' equity	27,865,352	17,141,382
Total Liabilities and Stockholders' Equity	$30,300,659	$18,881,134
The accompanying notes are an integral part of these financial statements.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 13

China Power Equipment, Inc.
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2010	2009
Cash Flows from Operating Activities
Net income	$5,496,145	$4,220,000
Adjustments to reconcile net income to net cash:
Depreciation and amortization expense	433,230	249,592
Stock-based compensation	77,775	25,697
Provision (Recovery) of bad debts	(18,977)	90,594
Impairment loss on equipment	161,597	-
Gain on investment	(94,274)	(89,755)
Changes in operating assets and liabilities:
Accounts receivable	477,579	(22,138)
Inventory	(262,175)	99,416
Prepaid expenses and other receivables	(168,758)	810,289
Accounts payable	546,782	(163,094)
Other payables and advance from customers	66,181	30,220
Income taxes payable	4,030	129,834
Net cash provided by (used in) operating activities	6,719,135	5,380,655

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 14

Cash Flows from Investing Activities
Addition in plant and equipment	(2,534,692)	(18,422)
Addition in construction in progress	-	(1,620,844)
Acquisitions of intangible assets	-	(219,270)
Deposit for purchase of equipment	-	(767,445)
Repayment from related parties	-	72,913
Dividend from investment	59,172	43,854
Net cash provided by (used in) investing activities	(2,475,520)	(2,509,214)

Cash Flows from Financing Activities
Principal payments on capital lease	(2,181)	(1,948)
Proceeds from issuing preferred stock	-	4,939,450
Proceeds from warrant exercise	4,456,883	-
Net cash provided by (used in) financing activities	4,454,702	4,937,502

Effect of exchange rate changes on cash and cash equivalents	350,942	3,207
Increase (decrease) in cash and cash equivalents	9,049,259	7,812,150
Cash and cash equivalents, beginning of period	8,883,188	1,071,038
Cash and cash equivalents, end of period	$17,932,447	$8,883,188

Supplemental disclosure of cash flow information
Interest paid in cash	$5,917	$14,268
Income taxes paid in cash	$1,103,363	$633,621

Non-cash investing and financing activities:
Conversion of preferred stock to common stock	$17	$-
Construction in progress in lieu of repayment from related party	$-	$23,794
The accompanying notes are an integral part of these financial statements.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 15

China Power Equipment, Inc.
Consolidated Statements of Stockholders' Equity

					Additional
	Preferred Stock		Capital Stock		Paid-in
	Shares	Amount	Shares	Amount	Capital
BALANCE, JANUARY 1, 2009	-	-	14,908,313	$14,908	$7,176,041
Issuance of preferred stock	4,166,667	$4,167	-	-	4,935,283
Deemed dividend on preferred stock	-	-	-	-	9,045,005
Stock-based compensation	-	-	-	-	25,697
Transfer to statutory reserve	-	-	-	-	-
Comprehensive income:
Net income	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-
Total comprehensive income	-	-	-	-	-
BALANCE, DECEMBER 31, 2009	4,166,667	4,167	14,908,313	14,908	21,182,026
Conversion of Series B preferred stock	(17,000)	(17)	17,000	17	-
Exercise of warrants	-	-	4,456,700	4,457	4,452,426
Stock-based compensation	-	-	-	-	77,775
Transfer to statutory reserve	-	-	-	-	-
Comprehensive income:
Net income	-	-	-	-	-
Foreign currency translation adjustment	-	-	-	-	-
Total comprehensive income	-	-	-	-	-
BALANCE, DECEMBER 31, 2010	4,149,667	$4,150	19,382,013	$19,382	$25,712,227

		Retained	Accumulated
	Statutory	Earnings	Other	Total
	Surplus	(Accumulated	Comprehensive	Stockholders'
	Reserve	deficit)	Income	Equity
BALANCE, JANUARY 1, 2009	$202,665	$(462,971)	$1,004,575	$7,935,218
Issuance of preferred stock	-	-	-	4,939,450
Deemed dividend on preferred stock	-	(9,045,005)	-	-
Stock-based compensation	-	-	-	25,697
Transfer to statutory reserve	440,154	(440,154)	-	-
Comprehensive income:
Net income	-	4,220,000	-	4,220,000
Foreign currency translation adjustment	-	-	21,017	21,017
Total comprehensive income	-	-	-	4,241,017
BALANCE, DECEMBER 31, 2009	642,819	(5,728,130)	1,025,592	17,141,382
Conversion of Series B preferred stock	-	-	-	-
Exercise of warrants	-	-	-	4,456,883
Stock-based compensation	-	-	-	77,775
Transfer to statutory reserve	589,713	(589,713)	-	-
Comprehensive income:
Net income	-	5,496,145	-	5,496,145
Foreign currency translation adjustment	-	-	693,167	693,167
Total comprehensive income	-	-	-	6,189,312
BALANCE, DECEMBER 31, 2010	$1,232,532	$(821,698)	$1,718,759	$27,865,352
The accompanying notes are an integral part of these financial statements.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 16

Conference call and webcast

China Power Equipment will host its first earnings conference call and live webcast at 8:00 a.m. Eastern Daylight Time (New York) on Friday, April 1, 2011, which is 8:00 p.m. in China on the same day.

The dial-in details for the live conference call are:
    U.S. toll-free number                                                           1 866 549 1292
    International dial-in number                                               +852 3005 2050
    Mainland China toll-free number                                      400 681 6949
    Participant PIN code                                                           156 484#

The live webcast and archive of the conference call will be available on the Investor Relations section of China Power's website at http://www.chinapower-equipment.com. Be sure to log in about 15 minutes before the call starts to download any necessary software.

A telephone replay of the call will be available after the conclusion of the conference call through 9:00 a.m. Eastern Daylight Time, April 8, 2010. The dial-in details for the telephone replay are:
U.S. toll-free number                                                       1 866 753 0743
International dial-in number                                           +852 3005 2020
Mainland China toll-free number                                  800 876 8594
Conference reference                                                      156 591#

About China Power Equipment, Inc.

China Power Equipment, Inc., is a U.S. corporation, which through its wholly-owned subsidiary, An Sen (Xi'an) Power Science & Technology Co., Ltd. and its affiliated operating company, Xi'an Amorphous Alloy Zhongxi Transformer Co., Ltd., designs, manufactures, and distributes amorphous alloy transformer cores and amorphous alloy core distribution transformers in the People's Republic of China. The Company currently manufactures 59 different products, primarily amorphous alloy cores and amorphous alloy core transformers.

Safe harbor statement

Certain statements in this release concerning our future growth prospects are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements can be identified by terminology such as "anticipates," "believes," “could,” "estimates," "expects," "future," "intends," "plans," “should,” "will," and similar statements.

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 17

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of the Company’s investments, risks and uncertainties regarding fluctuations in earnings, its ability to sustain its previous levels of profitability including on account of its ability to manage growth, intense competition, wage increases in China, its ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, its ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China.

Additional risks that could affect the Company’s future operating results are more fully described in its filings with U.S. Securities and Exchange Commission. These filings are available at www.sec.gov.

The Company may, from time to time, make additional written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on its behalf, except as required under law.

For more information about China Power Equipment please visit its website at www.chinapower-equipment.com.

For more information, please contact:

China Power Equipment, Inc.
Telephone +1 646 623 6999 in the USA
Email: xa-fj@xa-fj.com

or

China Power Equipment, Inc.
Room 602, 6 floor, Block B, Science & Technology Park of Xi Dian University,
168 Kechuang Road, Hi-tech Industrial Development Zone, Xi’an, Shaanxi, China 710065
Telephone +86-29-8831-0282 • xa-fj@xa-fj.com

News release of March 31, 2011, page 18

Christensen

Mr. Tom Myers (English)
Mobile +86 139 1141 3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1 212 618 1978 in the USA
kli@christensenir.com

SOURCE: China Power Equipment, Inc.
www.chinapower-equipment.com